UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

TRACTOR SUPPLY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (615) 440-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)	Our Annual Meeting of Stockholders was held on April 29, 2010 at our corporate headquarters in Brentwood, Tennessee.

(b)	The stockholders elected, for a one-year term, the directors set forth below.

(c)      The stockholders voted on the following matters at the Annual Meeting:

1.	The election of nine directors for a one-year term ending at the 2011 Annual Meeting of Stockholders:

Nominees For Directors	For	Withheld	Non Votes
James F. Wright	30,234,762	724,745	2,582,329
Johnston C. Adams	23,759,781	7,199,726	2,582,329
William Bass	30,812,390	147,117	2,582,329
Jack C. Bingleman	30,815,483	144,024	2,582,329
Richard W. Frost	23,749,902	7,209,605	2,582,329
Cynthia T. Jamison	23,769,782	7,189,725	2,582,329
Gerard E. Jones	30,469,706	489,801	2,582,329
George MacKenzie	30,802,972	156,535	2,582,329
Edna K. Morris	23,769,570	7,189,937	2,582,329

2.	Ratification of the reappointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 25, 2010.

For	Withheld	Abstain
32,974,315	551,246	16,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACTOR SUPPLY COMPANY

Date: April 30, 2010                                                                           By:  /s/ Anthony F. Crudele
Name:   Anthony F. Crudele
Title:	Executive Vice President - Chief Financial Officer and Treasurer